UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2016

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd. Tucker, Georgia	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On July 28, 2016, Cocrystal Pharma, Inc. (the “Company”) held its Annual Meeting of Shareholders at which the Company’s shareholders elected the members of the Company’s board of directors to serve until the Company’s next Annual Meeting of Shareholders and voted on a number of additional proposals which were described in greater detail in the Company’s definitive proxy materials filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2016. Voting results are as follows:

Proposal 1.  Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Raymond Schinazi	455,317,402	723,643	50,201,802
Dr. Gary Wilcox	455,920,192	120,853	50,201,802
Dr. David Block	455,341,602	699,443	50,201,802
Dr. Phillip Frost	455,330,092	710,953	50,201,802
Dr. Jane Hsiao	455,328,601	712,444	50,201,802
Mr. Steven Rubin	455,321,602	719,443	50,201,802

Each director nominated was elected by over 99% of the votes cast.

As previously disclosed in the Company’s supplemental proxy materials and Current Report on Form 8-K filed with the Commission on July 22, 2016, former Chief Executive Officer and director Jeffrey Meckler, who was nominated for re-election, resigned prior to the Annual Meeting. The Company’s Board of Directors has not yet appointed a director to fill the vacancy.

Proposal 2.  Approval of Reverse Stock Split

Split Ratio	Votes For	Votes Against	Abstentions
1 for 5	497,241,467	7,711,236	1,290,144
1 for 12	464,152,623	15,619,740	26,470,484
Between 1 for 5 and 1 for 12	464,648,891	15,220,362	26,373,594

Each proposed split ratio was approved by a number of votes representing over a majority of shares outstanding.

Proposal 3.  Ratification of the Appointment of BDO USA, LLP as Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015

Votes For	Votes Against	Abstentions
504,311,996	640,674	1,290,177

BDO USA, LLP was ratified as the Company’s independent registered public accounting firm by over 99% of the votes cast.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2016	Cocrystal Pharma, Inc. By: /s/ Gary Wilcox Name: Gary Wilcox Title: Interim Chief Executive Officer